UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10653 South River Front Parkway, Suite 300 South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 25, 2010 we held our 2010 Annual Meeting of Stockholders for the following purposes:

1.	To elect three Class I directors to serve until the 2013 annual meeting, or until their successors are duly elected and qualified;

2.	To ratify the selection by the Board of Directors of BDO Seidman, LLP as our independent auditors for the fiscal year ending September 30, 2010;

3.	To approve the new Headwaters 2010 Incentive Compensation Plan; and

4.	To approve amendments to our 2000 Employee Stock Purchase Plan.

All proposals were approved by the stockholders. A total of 33,032,377 shares were voted on proposals 1, 3 and 4, for which there were 18,450,378 broker non-votes. A total of 51,482,755 shares were voted on proposal 2. The results of the voting were as follows:

1.	To elect Mr. R Sam Christensen as a Class I director: for – 31,687,544; withheld authority – 1,344,833.

To elect Mr. William S. Dickinson as a Class I director: for – 31,614,856; withheld authority – 1,417,521.

To elect Mr. Malyn K. Malquist as a Class I director: for – 30,888,917; withheld authority – 2,143,460.

2.	To ratify the selection of BDO Seidman, LLP as independent auditors for the fiscal year ending September 30, 2010: for – 50,072,280; against – 1,309,896; abstain – 100,579.

3.	To approve the new Headwaters 2010 Incentive Compensation Plan: for – 29,894,220; against – 2,996,086; abstain – 142,071.

4.	To approve amendments to our 2000 Employee Stock Purchase Plan: for – 31,728,187; against – 1,194,749; abstain – 109,441.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2010

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)